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                          NAC FIVE-YEAR BUSINESS PLAN

                                  November 2000
















                                                                    Reviewed by:

                                                        Professor Stuart Diamond
                                                           Global Strategy Group

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                                    CONTENTS

I.        SUMMARY

II.       HISTORY

III.      CURRENT STATUS

IV.       FINANCE INDUSTRY STRATEGIES

V.        ALTERNATIVE INVESTMENT ACQUISITION STRATEGIES

VI.       RECOMMENDATIONS

VII.      APPENDIX A: STUART DIAMOND/GLOBAL STRATEGY GROUP

VIII.     APPENDIX B: RELATED ARTICLES

Copyright Columbia Process Partners
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                                     SUMMARY

The purpose of this business plan is to provide a basis for management's decisions about the future of National Auto Credit, Inc. ("NAC or the Company") during the course of the next five years.

NAC enjoys a unique position in the contemporary landscape of U.S. corporations. The Company's previous operations have been concluded with a realistic plan to fulfill remaining obligations. The Company is debt-free and a significant amount of cash is available for immediate deployment. The ownership interest in motion picture exhibition provides a highly energized platform for expansion in the media business. An experienced group of individuals is dedicated to defining and realizing new goals of profitability and increased shareholder value from operations, investment and prudent management.

Current income is derived primarily from passive investments. The challenge for NAC management is to expedite the decision process and seize new business opportunities, while efficiently winding down the previous operations platform and reducing the staff as positions become unnecessary.

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                                     HISTORY

Subprime auto financing (and related services) has been NAC's sole business since 1995 when the company sold its auto insurance replacement rental business, Agency Rent-A-Car(1) to a subsidiary of Avis Inc. During the first quarter of that year, NAC narrowed its focus further when it disposed of a dealership operation that sold used cars retired from Agency's former fleet.

During the period from 1995 through March 1998, NAC's management team centered around NAC Chairman and majority shareholder Sam Frankino. In January 1998, NAC lost its longtime auditor Deloitte & Touche LLP, which resigned on the stated basis that it could no longer rely on NAC management representations.

In January 1998, Frankino appointed a special committee of outside directors to determine the cause of Deloitte's abrupt departure. In March 1998, NAC was named as defendant in a shareholder lawsuit alleging that NAC had misrepresented the adequacy of its reserves for fiscal 1998 which led investors to overpay for the stock. Several days later the NYSE announced its intention to de-list the company. Shortly thereafter, Mr. Frankino resigned from his position as Chairman of the Board.

During an 8-month emergency clean-up period, the new Board of Directors eliminated NAC's significant debt. The new Chairman, Jim McNamara, installed an interim CEO and identified a short list of potential acquisition targets, which he felt would limit the effects of broad economic changes and optimize NAC's profitability. By November 1998, NAC (with the help of turnaround consultants, Jay Alix) had become relatively stable and debt-free; and the Board had clear insight into some of the operational and reporting mistakes which precipitated the crises. In May 1999, the Board hired former General Electric Capital Services executive, Allen Rice as President.

In September 1999, Mr. Frankino used his majority interest to reinstate himself to the Board along with his daughter, son-in-law and six additional Board members. This would have effectively given Frankino control of the Board.
NAC immediately filed a motion in Delaware alleging that Frankino's attempt to take operational control of NAC was an effort aimed at covering up previous financial improprieties. And, in fact, one month later, as part of an 18-month investigation of the alleged accounting irregularities during the Frankino tenure, the SEC issued a formal order of investigation and served subpoenas to a number of Frankino's management team(2).

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(1)  The company had changed its name from Agency Rent-A-Car Inc. to National
     Auto Credit, Inc. in 1994.

(2)  See article 1 in Appendix B

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Despite the investigation, in November 1999, the Court of Chancery of the State
of Delaware granted a summary judgment in favor of Frankino and directed that his nominees become members of the Board(3).

Also in November, Frankino named one of his new Board members, David Huber, as Chairman of NAC. Almost immediately, Mr. Huber announced his intention of looking for buyers for NAC and he began readying the company for sale(4).

In April 2000, in an effort to diminish the company's dependence on its faltering subprime financing efforts, NAC purchased a 50% ownership interest in Angelika Film Center (AFC) from Reading Entertainment. AFC owns and operates a multiplex cinema and cafe complex(5). The Angelika operations are profitable and have historically returned about 11-13% with some volatility in the first quarter of this year (although recent operating results have been disappointing). NAC also purchased from Reading two separate and independent options to acquire additional cinema assets owned by Reading in the United States.

Coincidental to the Angelika purchase, NAC filed another complaint against Frankino in Delaware Chancery Court "for breach of fiduciary duty in his capacity as director of the company." At the same time Frankino submitted a written consent attempting to rescind any amendments to the by-laws made on or after March 1, 2000 and seeking to remove eight directors including his appointed Chairman, Mr. Huber(6). In May 2000, NAC announced it had sold substantially all automobile retail installment loans remaining in its portfolio(7).

In June 2000, Mr. Frankino agreed, in principle, to sell his controlling interest back to NAC. On November 3, 2000, a definitive agreement providing for the repurchase of Mr. Frankino's holdings in NAC was executed and closed upon. On that same day, NAC executed an agreement with Reading Entertainment, Inc. to reduce its holdings to 35% on a fully diluted basis and Reading agreed to certain standstill and corporate governance agreements.

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(3)  See Article 2 in Appendix B
(4)  See Articles 3-4 in Appendix B.
(5)  See Article 5 in Appendix B.
(6)  See Article 6 in Appendix B.
(7)  See Article 7 in Appendix B.

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                                 CURRENT STATUS

The financial condition of the Company is very strong, with assets of approximately $58MM, of which approximately $37MM is in cash equivalents and marketable securities, and no outstanding debt.

There are no active operations of the Company. Loan portfolios relating to subprime financing of automobiles are being sold and the majority of current management and support personnel are engaged in the orderly disposition and wind-up of these portfolio sales. Personnel exist in two categories:
General/Administrative and Operations.

General and administrative personnel include (a) Legal, with chief counsel, one additional attorney, and support staff of three paralegals and two repossession specialists, and (b) Finance and Accounting, representing a majority of the remaining core group.

Operations support personnel are completing the work projects associated with the remaining charged-off portfolio that is identified for sale. At the same time, files for the previously sold portfolio are being warehoused. A majority of the operations and collections personnel, together with the two repossession specialists in the legal department, all will be discharged upon the successful completion of the sale of the remaining charged-off portfolio receivables.

After the reorganization of the personnel categories, the staff that is scheduled to continue working will be more than adequate to maintain the Company until future operations, investments, or mergers/acquisitions would create additional or alternative staffing needs.

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                           FINANCE INDUSTRY STRATEGIES

One option would be to restore the Company's financing activities in automobile loans or related lending services. The auto finance options outlined below will be repeatedly revisited during the course of the next five years to determine if there are any fundamental market changes.

SUB-PRIME AUTO

This return to the "sub-prime" auto finance business would be the same sector that the Company had performed in prior to its financial and legal problems. A plan may be viable if the Company could determine a different and improved approach to the origination and building of a portfolio, and the origination and pass-through of receivables(8).

Significant challenges prevail in this approach, however. The "D" and "E" subprime tiers are too risky for portfolios or receivables; portfolios themselves are very volatile; assets can be sold only after seasoning and usually at a discount; capital is locked up for long periods of time; the Company would have to become a "dealer" and a "lender" to be successful (a "buy here, pay here" concept); and the high expenses of setting up branches across the Company are coupled with a lengthened profitability curve.

NON-PRIME AUTO

Alternatively, the Company could exit "sub-prime" auto financing and enter the "non-prime" third party retail business, which operates at a level several tiers above the "buy here, pay here" market. Operations would follow a similar approach: to originate and build a portfolio, and to originate, pass through and/or sell receivables.

Different complications would affect this choice of business plan. Portfolio building would exhaust capital very quickly; costs for securitization would be excessive; it requires maintaining a large collection and servicing operation; and there are long-term risks associated with portfolios. The origination, pass-through and/or selling of receivables is similarly not a desirable start-up strategy because the costs, timing and lag in profitability may be prohibitive, even though good relationships can be formed with lenders to purchase receivables and VSI credit insurance can mitigate the short-term risk of warehouse portfolio.

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(8)  See Articles 8-10 in Appendix B.

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FINANCIAL SERVICES

In this scenario, the Company would reach beyond its historical base of financing service and start an entirely new business in the sector, such as mortgage banking or consumer finance.

Some realities of the financing world need to be recognized, however. Mortgage banking has undergone tremendous changes in the recent two or more years. In 1998, the secondary market collapsed, which severely affected liquidity for these companies; certain key large companies failed due to aggressive accounting treatment of "gain on sale" which was deemed necessary to demonstrate profitability; meaningful access to the secondary market is mandatory for success; and yield spread premiums have been cut in half in this past two-year period. Consumer finance companies are obviously profitable, however costs to set up operations are capital intensive and the break-even curve is at least 18 to 24 months.

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            ALTERNATIVE SYNERGISTIC INVESTMENT ACQUISITION STRATEGIES

A different option for the Company going forward would be to follow a business plan of growth and profitability using current assets and strengths as tools to build a new corporate enterprise. Such a plan may include business activities that the Company has participated in historically, but this would not be mandatory. An open, analysis-driven model would broaden the scope of consideration for the Company in choosing to acquire, merge with or form other alliances with operating entities whose maturity, profitability and likelihood of success could become the engines of new growth, strength, and restored shareholder value for NAC.

Acquisitions would enable NAC to continue the investment of the Company's assets into operations that demonstrate success. The Company's cash and management strengths can be leveraged to generate immediate cash flow and profitability. This plan could be an excellent strategy to utilize current excess liquidity, focusing on small companies with solid performance numbers that are in need of additional capital for growth or expansion into new products or territories. The targets would be both private and public companies that have the capability to generate a minimum of 15% return on investment annually and NAC would require majority ownership. NAC stock could be preserved in these transactions because of the strength of the Company's cash position for direct acquisition. Ultimately, NAC's bottom line could be improved significantly in a relatively short period of time, and the greater cash flow and profits translate directly to NAC share values. In addition an overall acquisition strategy will be revisited over the next five years as shifting market conditions change the Company's value assessment criteria.

Mergers provide a related strategy: NAC would target a company that shows excellent current performance and strong market growth potential, but needs additional capital to achieve its business initiatives. It is likely, while searching for and identifying acquisition candidates, that the Company may find mid-size enterprises in need of additional liquidity. NAC's cash position and management approach would be attractive to such entities. NAC could use the opportunity to quickly increase share price at the time of merger, thus leveraging its cash strength in the transaction. NAC shareholders would benefit from absorption into operations based on the calculation of "stock exchange ratio." NAC management would continue to support and guide the newly merged organization toward success through efficiencies, capital structuring and growth by expansion and, possibly, additional acquisitions. The prospect and reality of substantial net earnings would be realized in a strong market multiple for NAC's share price.

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Targets for acquisitions or mergers would be identified and analyzed by the current leadership based on business priorities that recognize NAC's strengths of cash and management structure.

The range and scope of possible operating companies, as merger or acquisition targets would include a variety of business sectors: finance, media, and Internet commerce would form the initial areas of interest for the search. A prospective model of a first transaction would be the expansion of the Angelika platform to roll-up troubled exhibitors(9) or to acquire operations in media.

This example could apply to a desirable target in other industries as well. The Company's acquisition strategy targets companies in two stages of development:

    o Development stage companies with projected profitability tied to immediate capital needs

    o Operating companies, which represent consolidation and growth opportunities

The Company will also consider making minority investments in companies. This will be contemplated in cases where NAC is looking for a toehold from which to acquire more of the target in stages, and where the minority investment itself offers a strong return.

Any of the aforementioned scenarios will only be effected in cases where there is true synergy. NAC is looking for opportunities in which it believes it has Directors, advisors and relationships, which will add value to the target or investment.

INVESTMENT OPPORTUNITIES: TARGET BREAKDOWN

The current volatile marketplace is rife with opportunities for a company in NAC's enviable position. These opportunities fall into five categories:

    1.   Investment in or Purchase of Development Stage Companies With Capital
         Needs

         Until, the end of the first quarter of this year, Wall Street was liberally financing start-up companies with big ideas and big capital/infrastructure needs. Many of these concerns have spent many millions of dollars in development and build-out funds, only to see financing dry up just prior to the company's ability to capitalize on its investment. Companies falling into this category are often available at a tiny fraction of the cost of its

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(9)  See Articles 11-13 in Appendix B.

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         initial financing. Yet in many cases they have created assets worth many times the value of the initial ideas, which precipitated their initial public or private placement offerings. These entities represent unique opportunities for a company, like NAC, with available cash.

    2. Investment in or Purchase of Operating Companies in Need of Strategic Operating Capital

         The recent long stretch of bull market created opportunities for mergers and acquisitions within and across industries. Some of these transactions were well-considered but overpriced. This would often leave the aggregate company with a large stable of strategic assets but not enough operating capital to capitalize on the critical mass achieved. In addition companies that experienced accelerated growth during the past several years, may also find themselves with a strong business model but strapped for cash. These situations offer the potential for a very strong return on investment.

    3. Investment in or Purchase of Operating Companies Looking to Expand Scope, Products or Services

         Current market conservatism has hurt some companies looking to fund strategic expansions. Some of these companies have solid performance histories but are lacking the necessary capital or liquidity to finance enhancements or development necessary for growth. In some of these cases strong bricks and mortar or low-tech concerns are seeking the necessary capital to automate their operations or to add a "virtual" operating system. In other cases, companies are seeking to acquire critical mass during an era of aggregation. NAC will seek industry experts and strategic due diligence to evaluate these opportunities.

    4.   Establishment of Wholly-Owned Business Enterprises

    5.   Investment in or Acquisition of Hard Assets

All of the aforementioned opportunities will be evaluated based on their ability to be accretive to shareholder value. All will be subject to careful scrutiny and stringent due diligence.

Due to the fact the Company currently has limited operations, there are no financial projections included herein. However, as the company enters into mergers and/or acquisitions, financial projections for the five-year business plan will be revisited.

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MANAGEMENT AND RELATED STRENGTHS
NAC's current management and Board of Directors have skill sets and vast networks of long-term business associations, which will be brought to bear on the Company's investment strategies going forward. The Company will take an integrated approach to planning and executing an investment and acquisition to insure that NAC will be in a position to enhance the value of the target and therefore enhance its own shareholder value with its executive core competencies and business relationships. In addition to core competencies in finance and entertainment-related arenas, NAC's management, Directors and associations could add real value to communications concerns, technology-driven entities and a variety of additional targets.

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                                 RECOMMENDATIONS

NAC maintains a strong position in the present business world through its two principal assets, a strong cash position with no outstanding debt, together with an active and aggressive team of reorganization engineers. Implementing these assets as tools for growth in a business plan for the future covers a wide range of choices. The Company's history may enable similar operations to be revived. Certainly, automobile financing will remain as a major business element of the economy and the advantages of electronic technology will continue to offer methods of profitable operations in such lending areas. However, the re-entry into sub-prime or non-prime lending, even with the added momentum of Internet methods to expand and improve such an enterprise, remains too risky and limited for probable success at the level the Company could achieve.

The strategy that favors greatest growth and profitability is merger and acquisition(10). Application of the Company's current talents for search and analysis will provide a menu of choices in several business areas. In the present economy, identifying an operating entity with strong history, excellent market prospects and need for capital should be a prescription that can be filled with many different possibilities.

The Angelika example demonstrates the results that can be obtained by launching an expanded plan from an ownership base that produces geometric results. Whether through media, finance, new technologies, other businesses or a combination of business, NAC can implement its strongest strategy for growth and renewed profitability through merger and acquisition. Prospective results can be achieved in a practical time period so that the combined goal of stability, strength and shareholder value will be achieved. These results will be analyzed and reviewed during the course of this five-year period and adjusted with those three goals in mind.

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(10) See Articles 13-15 in Appendix B.

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                                   APPENDIX A

STUART DIAMOND/GLOBAL STRATEGY GROUP (PLAN REVIEW)

Stuart Diamond has taught and advised on negotiation and cultural diversity to corporate and government leaders in many countries, including Eastern Europe, former Soviet Republics, China, Latin America, the Middle East, Canada, South Africa and the United States. He holds an M.B.A. with honors from Wharton Business School, ranked #1 by Business Week and where he is currently a professor with courses on negotiation and entrepreneurship. For six of the last seven semesters, his negotiation course has been the most popular in the school and he has won multiple teaching awards. He has taught negotiation at Harvard Law School, from which he holds a law degree and is a former Associate Director of the Harvard Negotiation Project. He has directed a negotiation consulting firm in Cambridge, MA.

Mr. Diamond is president of Global Strategy Group, which advises largely emerging economies on attracting and negotiating foreign investment and devising strategies, structures and marketing to compete effectively on an international scale: essentially the skills of planning and persuasion. He advises senior government and corporate officials on building internal coalitions and harmony, to be more effective and competitive in an environment of constant change. He has analyzed competitive and persuasive strategies for organizations as different as Price Waterhouse, the Government of Colombia, a $16 billion petrochemical company in China and scientists in Ukraine. He advises U.S. and foreign companies on developing more effective communications and media relations, strategic focus, problem-solving, creative options, and persuading vendors and customers. He is an expert in cross-cultural negotiation and has advised on the subject to some of the world's leading companies.

In a prior career, Mr. Diamond was a journalist, including at The New York Times, where he won the Pulitzer Prize as a part of a team investigating the crash of the space shuttle. He covered many major crises including the Bhopal chemical leak in India, the Three Mile Island nuclear accident in Pennsylvania and the Chernobyl nuclear accident in the former Soviet Union.

Mr. Diamond was an executive of a Wall Street energy futures brokerage firm, for which he negotiated a multimillion-dollar sale. He has worked at the law firm of Sullivan & Cromwell and the investment bank of Morgan Stanley. He founded or directed entrepreneurial ventures in medical technology, information services and marketing of high-tech products. He has advised on environmental regulations, privatization laws and intellectual property protection in emerging markets, from Chile to Kuwait. He has persuaded and has worked for the President's office in Bolivia, Colombia and Nicaragua. He has persuaded 3,000 people in the jungles of Bolivia to stop growing illicit coca and to start growing bananas, which are

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exported to Argentina. Recently he co-founded a B2B dotcom, i-Luxury.com.

Mr. Diamond has written 2 books, 2 documentary films and more than 4,000 published articles, including 109 appearing on page 1 of The New York Times. He has appeared on Today and Good Morning America and lectured widely about the problems and prospects of emerging markets, and international business challenges in an environment of change.

He has taught negotiation and communications at Wharton and Columbia Business Schools, and negotiation at New York University, the University of Southern California, University of California at Berkeley and Penn Law School. Participants in his courses have included managers from leading U.S. and foreign companies, including IBM, AT&T, Chase Bank, Exxon, Honda, Merrill Lynch, Salomon Brothers, Hewlett-Packard, Japan Airlines, Daewoo, BASF, General Electric, Prudential and Kodak, as well as executives and leaders from a broad range of disciplines, including medicine, law, high technology, manufacturing, energy, chemicals, politics, information and biotechnology. His course has been named the #1 elective in the NYU Executive MBA Program and receives the highest student ratings among MBA courses at Columbia Business School. He has taught extensively in the Wharton Executive Program, where his negotiation courses have often received the highest ratings in the program.

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                                   APPENDIX B

RELATED ARTICLES

NAC History
-----------

1. "SEC Issues Subpoenas in National Auto Credit Probe," Dow Jones News Service, October 12, 1999.

2. "Court Allows Sam Frankino to Retake Control of National Auto Credit," PR Newswire, November 8, 1999.

3. "National Auto Names Huber Chairman," Dow Jones News Service, November 22, 1999.

4.  "National CEO's Task: Shore up, Sell," Automotive News. January 24, 2000.

5.  "National Auto Credit Announces Purchase," PR Newswire, April 10, 2000.

6. "National Auto At Odds Again With Majority Shareholder," The Cleveland Plain Dealer, April 13, 2000.

7.  "National Auto Credit Sells Loans," The Cleveland Plain Dealer, May 17,
    2000.

Sub Prime Lending
-----------------

8. "Computer Rating System Helps Subprime Firm," Automotive News, February 22, 1999.

9. "AmeriCredit Corp. Leading the Pack of High-risk Lenders," Fort Worth StarTelegram, August 12, 2000.

10. "Shrinking Field: Remaining Subprime Lenders Celebrate Surviving Industry Meltdown," Automotive News, March 22, 1999.

Film Exhibition Industry
------------------------

11."Profile: Increasing Debt Problems for Movie Theaters," NPR: Weekend Edition,
    May 27, 2000.

12."Added Movie Screens Tend to Dim Theaters' Profit Pictures...," Los Angeles
    Times, June 20, 2000.

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13. "Multiplex Theaters Reeling from Sluggish Summer," The Cleveland Plain
    Dealer, August 28, 2000.

Acquisition Strategies
----------------------

14. "Search for Synergies," The Economic Times, May 7, 2000.

15. "Winning Strategies: IT Execs Move from Tech Clean-up to Deal-making in Acquisition Landscape," InfoWorld, October 16, 2000.

16. "The Ties That Bind In Roll-Up Plays That Work," Mergers & Acquisitions: The Dealmakers Journal, June 1, 1999.

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